UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 3, 2014

LIBERTY MEDIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35707	37-1699499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 3, 2014, Liberty Media Corporation (“Liberty”) issued a press release, attached hereto as Exhibit 99.1 (the “Press Release”), announcing that Liberty has made a proposal to Sirius XM Holdings Inc. (“Sirius”), outlining the terms by which Sirius’ shareholders, other than Liberty and its subsidiaries, would become direct shareholders of Liberty in a tax-free transaction in which each share of Sirius’ common stock, other than those held by Liberty and its subsidiaries, would be converted into 0.0760 of a share of a new Liberty Series C non-voting common stock.  Immediately prior to such conversion, Liberty intends to distribute, on a 2:1 basis, shares of Liberty Series C common stock to all holders of record of Liberty Series A Common Stock, par value $0.01 per share, and Series B Common Stock, par value $0.01 per share, to create a liquid trading market for the Liberty Series C common stock.  The 0.0760 exchange ratio is equivalent to a 0.0253 exchange ratio prior to the distribution of the Series C common stock dividend.

The proposed transaction and contemporaneous distribution of the Liberty Series C common stock dividend would result in Sirius’ shareholders, other than Liberty and its subsidiaries, owning approximately 39% of Liberty’s post-closing outstanding common stock on a pro forma basis.

As described in the proposal letter to Sirius, the proposed transaction would be subject to the negotiation and execution of mutually acceptable definitive transaction documents, the terms of which would be approved by a special committee of independent directors of Sirius, and would also be subject to a non-waivable condition requiring the approval of a majority of the shares of Sirius common stock not owned by Liberty or its affiliates.  The approval by Liberty shareholders of the issuance of its Series C common stock to the Sirius public shareholders in the proposed transaction would also be required under applicable Nasdaq Stock Market requirements.  Other than applicable filings with the Securities and Exchange Commission, Liberty does not anticipate that any additional regulatory approvals would be required.

Additional information regarding the proposal letter and the proposed transaction can be found in the Press Release, which is incorporated by reference herein, as well as in Liberty’s Schedule 13D/A (Amendment No. 3), which is being filed with the Securities and Exchange Commission on the date hereof.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release issued by Liberty Media Corporation, dated January 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014

LIBERTY MEDIA CORPORATION

	By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release issued by Liberty Media Corporation, dated January 3, 2014.